SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JobLocationMap

(Exact name of Registrant as specified in its charter)

Nevada	8999	46-0745348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

153 W. Lake Mead Pkwy #2240

Henderson, Nevada 89015

Tel 1-702- 586-1338

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

153 W. Lake Mead Pkwy #2240

Henderson, Nevada 89015

Tel 1-702- 586-1338

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102, Las Vegas, Nevada 89148

Telephone: (702) 382-1714, Facsimile: (702) 382-1759

E-mail: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Security (1)($)	Proposed Maximum Aggregate Offering Price (1)($)	Amount of Registration Fee($)

Shares of Common Stock, par value $0.0001	1,500,000	0.04	60,000	8.18	(3)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(2)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _________, 2013

PRELIMINARY PROSPECTUS

JobLocation Map

1,500,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.04 PER SHARE

This prospectus relates to the offering (the Offering”) by JobLocationMap Inc. (the “Company”, “us”, “we”, our”) of a maximum of 1,500,000 shares (the “Maximum Offering”) of our common stock at an offering price of $0.04 per share.   The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.

The offering of the 1,500,000 shares is a "all or nothing" offering, which means that in the event that the full offering is not filled all funds will be returned to investors  Funds will be held in escrow by Thomas Puzzo, Esq. until the offering is filled or terminates. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock. Subscriptions will be accepted only upon receipt and acceptance of a signed subscription agreement and payment on or prior to the last day of our offering period or extended offering period.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. The Company is an emerging growth company under the Jumpstart Our Business Startups Act. The Company is a shell company as set forth in Rule 405 of Regulation C under the Securities Act of 1933. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The funds will be placed in a separate account and not available for use until the full offering is sold. The President of the company will be the sole individual charged with making the determinations that all of the shares are considered “sold” for purposes of the all-or-none offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 15, 2013

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TABLE OF CONTENTS

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock.  You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the consolidated financial statements, before making an investment decision.

Corporate Background and Business Overview

JobLocationMap Inc. is a development stage company.  We were incorporated under the laws of the state of Nevada on June 15, 2010 and are engaged in the development visual job search service that will put together job seekers and employers, JobLocationMap.com.  Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide job seekers and employers with a platform to share their a valid address and contact information to be shown as a pin on our provided map, manage their their job description or their resume, and interact with a community of Job searcher and employers from around the world.

Our business offices are currently located at 153 W. Lake Mead Pkwy #2240, Henderson, NV 89015.   Our telephone number is 1-702-586-1138. We have a website located at www.JobLocationMap.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From our inception on June 15, 2010 to the present date, we have focused on organizational matters.  Since Aug 2012 we have been developing our social networking website for JobLoactionMap searchers, www.JobLocationMap.com. Our website is currently in the development stage.  We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.  The Company has already begun developing its website and has contracted with a consultant to prepare such site. The Company has a set business plan which does not include the merger or acquisition with any other entity.

We have two executive officers, Mr. Omri Morchi and Ms. Eden Shoua, who also serve as our directors.  Both Mr. Morchi and Ms. Shoua, reside in Israel.  Mr. Morchi, our President and director, is a professional job hunter with more than 5 years of experience as a Job hunter working at the AllJobs, the fourth largest Jobs website in Israel. Ms. Eden, our Secretary, Treasurer, and director, has 5 years of general business management, marketing, and logistics experience working in the public education sector.

We are a development stage company that has generated no revenues and has had limited operations to date. From June 15, 2010 (date of inception) to September 30, 2013 we have incurred accumulated net losses of $11,650. As of September 30, 2013, we had $14,600 in current assets and current liabilities of $2,250. We have sold and issued an aggregate of 8,000,000 shares of our common stock since our inception through the private placement of our common stock exclusively to our officers and directors, Mr. Omri Morchi and Ms. Eden Shoua, for total proceeds of approximately $24,000. Since our inception we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2012. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

 The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

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‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Even if we no longer qualify as an emerging growth company under the JOBS Act, so long as we remain a smaller reporting company we will be permitted to use the scaled disclosure requirements for executive compensation and will be exempt from having to provide an attestation report on your internal control over financial reporting.

Funds from this offering will be placed in a separate account and not available for use until the full offering is sold.

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Summary of the Offering

Shares of common stock being offered by the Registrant:	1,500,000 shares (the “Maximum Offering”) of the Registrant’s common stock.

Offering price:	$0.04 per share of common stock.

Number of shares outstanding before the Offering:	As of November 15, 2013 we had 8,000,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	9,500,000 if all of the shares being offered are sold

Market for the common stock:	There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed

Use of Proceeds:	If we are also successful in selling all 1,500,000 shares contained in the Maximum Offering, our gross proceeds will total $60,000 and our net proceeds $47,500.. We intend to use all the proceeds received from this Offering to execute our business plan.

Risk Factors:	See the “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the period from June 15, 2010 (date of inception) through December 31, 2012, includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

Period from Inception (June 15, 2010) to December 31, 2012

Revenues	$0
Total expenses	3,500
Net loss	3,500

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Balance Sheet Data

December 31, 2012

Total assets	$20,500
Total liabilities	$0
Total liabilities and stockholders’ equity	$20,500

Unaudited Statement of Operations

Nine Months ended September 30, 2013

Revenues	$0
Total expenses	8,150
Net loss	8,150

Unaudited Balance Sheet Data

September 30, 2013

Total assets	$14,600
Total liabilities	$2,250
Total liabilities and stockholders’ equity	$14,600

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 1,500,000 shares of our common stock at $0.04 per share on an all or nothing basis.  This offering is an all or nothing offering.  Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering.  If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering.  If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future.  If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $11,650 from our inception on June 15, 2010 to September 30, 2013 and have completed only the preliminary stages of our business plan.  We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability.  We anticipate that our current cash assets will be extinguished by December 31, 2013.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

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We are in an early stage of development.  If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on June 15, 2010. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our social networking website, www.JobLocationMap.com. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.  If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

At September 30, 2013, we had total current assets of $14,600, total current liabilities of $2,250. This compares to our total current assets of $20,500, total current liabilities of $0 as of December 31, 2012.

Historically, we have financed our cash flow and operations from the sale of stock and advances from our director. Net cash provided by financing activities was $24,000 from June 15, 2010 (date of inception) to September 30, 2013.

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In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period (beginning upon completion of this Offering) is between $27,500 and $47,500, which is the amount we expect to raise from the sale of our shares in this Offering. These estimated expenditures are described in detail above under the heading “Expenditures.” The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. We estimate that our current cash balances will be extinguished by December 31, 2013 provided we do not have any unanticipated expenses. Our estimate of needed capital is computed without taking into account any revenues from future operations, which are not assured.

We are a smaller reporting company which may limit our disclosure requirments.

Even if we no longer qualify as an emerging growth company under the JOBS Act, so long as we remain a smaller reporting company we will be permitted to use the scaled disclosure requirements for executive compensation and will be exempt from having to provide an attestation report on your internal control over financial reporting.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields a technologically superior site, we may not successfully develop a commercial site, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our site and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our sites.

We do not possess all of the resources necessary to develop and commercialize sites and related products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize our site.

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Collaborations may allow us to:

· generate cash flow and revenue;

· offset some of the costs associated with our internal development; and

· successfully commercialize our site.

If we need, but do not find appropriate affiliate arrangements, our ability to develop and commercialize our site could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of our site will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

· a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop sites and affiliate products without us or design around our intellectual property;

· we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our sites and affiliate products, or to their marketing and distribution; and

· disputes may arise between us and our collaborators that result in the delay or termination of the development or commercialization of our sites or marketing or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our site may be displaced by newer technology.

The Internet and job seeking industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

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We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of job search service websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar niche social networking to visual job search service that will put together job seekers and employers, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche job search service websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. .  Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, Omri Morchi and Eden Shoua who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. . After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted. We may never be approved for trading on any exchange.  We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

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If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Lack of internal controls evalautions may limit the dependability of the Company’s financials.

The Company has not conducted an evaluation of the effectiveness of our internal control over financial reporting. The Company will not be required to conduct any such evaluation until your second annual report. This lack of evaluations may limit the dependability of the Company’s financial statements.

Given that the Company currently only has 2 shareholders, it is likely that at the conclusion of this offering the Company will have fewer than 300 shareholders and thus automatic reporting will be suspended under Section 15(d) of the Exchange Act therefore, If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2013, including a Form 10-K for the year ended December 31, 2013, assuming this registration statement is declared effective before that date.  Given that the Company currently only has 2 shareholders, it is likely that at the conclusion of this offering the Company will have fewer than 300 shareholders and thus automatic reporting will be suspended under Section 15(d) of the Exchange Act therefore, If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us. At or prior to December 31, 2013, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2013.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules,. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

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Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

·	variations in quarterly operating results;

·	our announcements of significant contracts and achievement of milestones;

·	our relationships with other companies or capital commitments;

·	additions or departures of key personnel;

·	sales of common stock or termination of stock transfer restrictions;

·	changes in financial estimates by securities analysts, if any; and

·	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own 100% of our issued and outstanding stock, and accordingly, have control over stockholder matters, the Company’s business and management.  Because of the significant ownership position held by our executive officers and directors, new investors will not be able to effect a change in our business or management.

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As of November 15, 2013, our executive officers and directors beneficially own 8,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding common stock. Mr. Omri Morchi, our President and director, owns 50% or 4,000,000 shares of our issued and outstanding common stock. Ms. Eden Shoua, our Treasurer, Secretary and director, owns 50% or 4,000,000 shares of our issued and outstanding common stock.  Following this Offering, if:

·	the Maximum Offering offered pursuant to this prospectus is sold, each Mr. Morchi and Ms. Shoua will own approximately 42.1% of our issued and outstanding common stock, and collectively they will own approximately 84.2% of our issued and outstanding common stock.

As a result, our executive officers and directors will have significant influence to:

·	control the election and composition of our board of directors;

·	amend or prevent any amendment of our articles of incorporation or bylaws;

·	effect or prevent a merger, sale of assets or other corporate transaction; and

·	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our executive officers and directors, new investors will not be able to effect a change in our business or management, and therefore, shareholders would be subject to decisions made by our officers and directors in their capacity as managers or as majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.04 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

The stock market has experienced extreme price and volume fluctuations and if we face a class action suit due to the volatility of the price of our common stock, regardless of the outcome, such litigation may have an adverse impact on our financial condition and business operations.

The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

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We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which 8,000,000 common shares are issued and outstanding as of the date of this prospectus. We are issuing up to 1,500,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page  28 and the section entitled “Description of Our Business” beginning on page 13, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

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These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,500,000 shares of common stock offered at a public offering price of $0.04 per share will vary depending upon the total number of Shares actually sold. Regardless of the number of shares sold, we expect to incur Offering expenses estimated at approximately $12,500.00 for legal, printing, and other costs in connection with this Offering.

The table below sets forth the net proceeds that we will receive from this Offering in the event that we sell the full amount of the offering.  This table does not set forth all possibilities. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ. For further discussion see “Management’s Discussion and Plan of Operation”.

If 100% of Shares Sold

SHARES SOLD	1,500,000
GROSS PROCEEDS	$60,000

OFFERING EXPENSES
Legal	10,000
Edgar Agent Fees	1,500
Transfer Agent Fees	1,000

TOTAL OFFERING EXPENSES	12,500

NET PROCEEDS	47,500

EXPENDITURES*
Public Reporting Expenses	9,000
Software Developer	6,000
Graphic Designer (revamping website)	1,250
Corporate identity design	1,250
Marketing collateral	700
Website Hosting	600
Marketing & Advertising	10,000
Facebook, Twitter and Translation	3,000
Office Equipment	700
Working Capital	$15,000

As of December 31, 2012 Cash in hand	14,000

* Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

Our offering expenses of approximately $12,500 are comprised primarily of legal expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

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If we are not able to sell all of the shares our common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

CAPITALIZATION

The following table sets forth, as of December 31, 2012, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.04 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

Actual as of December 31, 2012

Short-term Debt	0
Common Stock	8,000
Additional Paid in Capital	16,000
Accumulated Deficit	(3,500)
Shareholders Equity (Deficit)	20,500
Total Capitalization	20,500
Shares Issued and Outstanding	8,000,000

DILUTION

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this Offering.

The historical net tangible book value as of December 31, 2012 was $14,000 or approximately ($0.0018) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets, excluding deferred offering costs, less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2012.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this Offering and the pro forma net tangible book value per share of our common stock immediately following this Offering.

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The following table sets forth as of July 31, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum amount of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	100%

Offering price per share	0.04
Post offering net tangible book value	61,500
Post offering net tangible book value per share	0.0065
Pre-offering net tangible book value per share	0.0018
Increase (Decrease) in net tangible book value per share after offering	0.0047
Dilution per share	0.0335
% dilution	83.82%
Capital contibution by purchasers of shares	60,000
Capital Contibution by existing stockholders	24,000
Percentage capital contibutions by puchasers of shares	74%
Percentage capital contibutions by existing stockholders	26%
Gross offering proceeds	$60,000
Anticipated net offering proceeds	$47,500
Number of shares after offering held by public investors	1,500,000
Total shares issued and outstanding	9,500,000
Purchasers of shares percentage of ownership after offering	15.8%
Existing stockholders percentage of ownership after offering	84.2%

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.04 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

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After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 8,000,000 shares of our common stock since our inception on June 15, 2010. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Holders

There were 2 holders of record of our common stock as of September 30, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

JobLocationMap Inc. is a development stage company.  We were incorporated under the laws of the state of Nevada on June 15, 2010 and are engaged in the development visual job search service that will put together job seekers and employers, JobLocationMap.com.  Our fiscal year end is December 31, and we have no subsidiaries. Our website aims to provide job seekers and employers with a platform to share their a valid address and contact information to be shown as a pin on our provided map, manage their their job description or their resume, and interact with a community of Job searcher and employers from around the world. Social networking will be utilized as a sales component of the site and the platform itself is not social networking.

Our business offices are currently located at 153 W. Lake Mead Pkwy #2240, Henderson, NV 89015.   Our telephone number is 702-586-1138. We have a website located at www.JobLocationMap.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From our inception on June 15, 2010 to the present date, we have focused on organizational matters.  Since Aug 2012 we have been developing our social networking website for JobLoactionMap searchers, www.JobLocationMap.com. Our website is currently in the development stage.  We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.  The platform website is ready for test, right now we are approaching few big employers to test the platform. We will fix bugs as they come along. We still need to finish the registration for the employers and employees. Our plans is to go online in 2 month after we finish fixing the bugs.

We have two executive officers, Mr. Omri Morchi and Ms. Eden Shoua, who also serve as our directors.  Both Mr. Morchi and Ms. Shoua, reside in Israel.  Mr. Morchi, our President and director, is a professional job hunter with more than 5 years of experience as a Job hunter working at the AllJobs, the fourth largest Jobs website in Israel. Ms. Eden, our Secretary, Treasurer, and director, has 5 years of general business management, marketing, and logistics experience working in the public education sector

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Though our website, www.JobLocationMap.ning.com is currently accessible it is not yet prepared for a full public launch.  It is currently in the testing phase as we are reviewing the operations of the social network and various features.  The website will likely remain accessible for some time as we troubleshoot and test various aspects of the system.  Our references to the ‘public launch’ of our site are specifically intended to refer to the time in our development when our website is complete and we begin engaging in marketing activities to generate awareness www.JobLocationMap.ning.com.

Additionally, we plan to hire a freelance graphic designer to revamp the overall visual appearance of our website and make it more appealing and modern. We anticipate the revamping of our website to take no longer than two months after the Offering is completed at a cost of $1,250. The revamping of our website is not essential for us to generate revenues.

Once the development of the website has been completed, we will publicly announce the launch of our new website. At this point in time our website will be ready to generate revenues.  We will then focus our efforts on driving visitors to our website by promoting our website with Google Adwords and making our website more accessible to visitors from other social networks such as Facebook and Twitter and by adding language translations to foreign visitors. We will also attempt to generate revenues by negotiating agreements with third-party merchants to display their goods on our site and pay us a commission if our visitors purchase their products.  We have not yet identified such merchants and there can be no assurance that we will be able to once we reach this stage in our business development.

We are building an App for use with iPhone and Android that users can search job listings to find a job location by map or use the App job search or browse jobs to find relevant employment opportunities in an individuals area. This platform enables both employers and job seekers to find the perfect match with less time and effort.

The App seeks to connect people to job opportunities, website global recruitment network, and to Joblocationmap platform. With the comprehensive platform we will be ready to launch technologies and versions of products supported by these technologies which will provide a "high efficiency and precision” user experience for employers and job seekers alike and help facilitate the ability to fill positions globally.

Businesses and job seekers using job search will experience a significant change in their user experience. Users will have more customized personal pages, more efficient resume management functions and over time, users will have access to more accurate search functionality.

Key features of the new platform upon launching include:

• Advanced company recruitment branding products including branded job advertising, video and company profiles

• Targeted local, regional and national postings job ads

• Expanded sourcing productivity with new tools enabling candidate screening efficiency

• Enhanced employer experience with expansive resources featuring content, and online support

• Enhanced job seeker experience including streamlined job apply flows to increase seeker satisfaction and conversion

• Career Advice Center with resume and interview tips and job hunt strategies

Provided we raise sufficient proceeds from the offering, of which there can be no assurance at the present time, we expect our website to be ready for public launch within 6 months following completion of this Offering and to start generating revenues within 4 to 6 months following launch.

We are in the early stage of our business plan. We currently have no revenues and no user subscriptions for our website. Our activities to date have been limited to organizational matters, development of our business plan, development of our website, and efforts related to becoming a publicly traded company. The Company has already begun developing its website and has contracted with a consultant to prepare such site. The Company has a set business plan which does not include the merger or acquisition with any other entity.

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Our offices are currently located at 153 W. Lake Mead Pkwy #2240, Henderson, Nevada 89015.  The address of agent for service in Nevada and registered corporate office is c/o EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA. Our telephone number is 702-586-1138. We have a website at www.JobLocationMap.ning.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We have never declared bankruptcy, never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Neither JobLocationMap Inc., nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

SOCIAL NETWORKING WEBSITES, GENERALLY

Social networking websites provide internet users with services that allow them to form, join, or participate in online communities and to communicate with others regarding common interests and pursuits. . Social networking websites have experienced increasing popularity in the last decade, and many sites have grown into broad networks encompassing tens of millions of users.  Our management believes that the popularity of general interest social networking sites such as Facebook has opened the door for more specialized and exclusive services that cater to special interest groups.

REVENUE MODEL

We plan to generate revenue from the following:

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ADVERTISEMENT SPACE

One of the major benefits of advertising on a social networking site is that advertisers can take advantage of the users’ demographic information and target their ads appropriately. We intend to sell advertisement space to companies who are interested in targeting our subscribers.   We intend to sell advertising space on our website at a rate of $15 to $50 per thousand instances of an ad appearing on the website. Advertisements will appear on all of our web pages in a vertically oriented sidebar.

We also intend to participate in the Google AdSense service. Google AdSense is a free service, which displays text-only ads that correspond to the keywords of the content of the page on which the ad is shown.  Each time a user of a host website clicks on an AdSense advertisement, Google provides a flat fee to the operators of that website on behalf of the applicable advertiser. We were experimenting with the integration of “dummy” advertisements by Google with our social network website, and we have since removed these advertisements. We have not yet applied to Google AdSense program but do intend to do so once our website has been publicly launched. We did not generate any AdSense related income and since Google pays a different fee rate according to the niche your website occupies, we do not yet know what this fee will be.

COMPETITION AND COMPETITIVE STRATEGY

The social networking website industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition is generally a function of the website’s brand strength and the success of its marketing strategies, its user capacity and reliability, and its ability to accommodate and integrate evolving technology and features (such as smart-phone or Twitter compatibility, for example).  Additionally, with regard to the online retail component of our business, competition is generally a function of the assortment and continuity of product selection offered, reliability, and the level of support for products offered.

We will be required to compete with a large number of niche social networking and merchandising websites, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products and services similar to (and competitive with) our products and services. We believe that we are currently one of the smallest in the industry, as we currently have only a nominal web presence and no revenues from our business operations.

Management believes we can offset any such competitive disadvantages by being a price leader in the marketplace, first by offering free access to our website, and thereafter by offering more competitively priced premium services. Initially, general subscriptions to our site will be free and premium subscriptions will be only approximately $4.99 per month. We will also seek to differentiate ourselves by providing our subscribers with more attractive social network features, such as tools for subscribers to easily communicate with each other.

MARKETING & SALES STRATEGY

The use of Internet is continuing to evolve as a global platform for doing business. Our major focus in the first year will be to use Google Adwords program in order to drive traffic to our own website. We plan to take advantage of the well established Google Adwords marketing program which places online ads on the search result pages of Internet users. Google uses an advertising methodology referred to as cost-per-click (“CPC”) in its Adwords program. Using this strategy will allow us to design our own ads, and to select target locations such as a city or state and use keywords in our ads. A keyword is a word that is used by an Internet user who is performing an online search to find out information on a specific topic.

Our primary target market is focused on Internet users who already participate in social networking websites. With CPC advertising, we only pay for the number of actual clicks on our advertisement. Each time someone clicks on our Google ad they will be redirected to our web site. A CPC-based advertising strategy is cost effective because an advertiser only pays for the leads they receive. The CPC marketing campaign is an integral part of our long term strategy

Our marketing campaign will monitor daily statistics and track favorite topics in order to quickly get in synch with our Internet audience. This is a significant part of our branding strategy.

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ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google Adwords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google Adwords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

EMAIL ADVERTISING CAMPAIGN

We anticipate that an information style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in using our services. In this regard, we are considering acquiring email lists, which may be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

We have budgeted a minimum of $5,000 and a maximum of $10,000 for advertising, marketing and sales during the 12 months following completion of this Offering. Mr. Shamir Benita will be responsible to manage all of our marketing and sales activities.

OPTIMIZING OUR WEBSITE

We plan to work with the web site development contractor to develop a series of meta-tags for each of the pages of our web site. Meta-tags are keywords that are added to a web page to make it easier to find that specific web page through search engines, web browser software and other applications. The information is not intended to be seen by the casual Internet user. Search engines like Google and Yahoo are designed to seek out these keywords when someone is performing an Internet search for a specific topic. By including meta-tags such we will be able to help drive more traffic to our web site.

As our business begins to gain subscribers and become known in the industry we plan to conduct our own online survey questionnaires from the home page of our web site.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We will be developing our own website, and the distribution of our website services will be over the Internet.  We intend to engage the services of independent contractors in relation to web design and programming as we may require. We believe there are no constraints on the sources or availability of products, supplies, or suppliers related to our business.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect its contents by registering for appropriate copyright and trademark protection where our management deems such registration necessary or beneficial. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others and which may constrain our business plan, nor have we received independent opinions of counsel on such matters.  Beyond our trade name, we do not hold any other intellectual property rights.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION.

We do not believe that government regulation will have a material impact on the way we conduct our business.  Given the content that will be available on our website, we will implement appropriate safeguards and electronic warnings to ensure that visitors to our site are aware of any restrictions that may be applicable to them while visiting our site. The regulation of the internet is in its infancy and still developing. The site will limit access to personal information to members and disclose the Company’s policy regarding non release of such information to non-members.

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RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operation related to the development of our website. For additional details please see "Management's Discussion and Analysis of Financial Condition and Results of Operation - Plan of Operation" below.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately 15 to 20 hours a week on our business as is required.  Mr. Morchi and Ms. Shoua are both engaged with other businesses which will occupy the remainder of their working time every week.  Although neither Mr. Morchi or Ms. Shoua are under obligation to provide a minimum quantity of hourly services, they do not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. Further details on these businesses can be found in the “Management” section below.  We will consider retaining full-time management and administrative support personnel as our business and operations increase.  We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Over the next 12 months, Mr.Omri Morchi will be primarily responsible for:

- General management of our company's operations

- Management and direction of financing activities

- Ensuring the software development plan is on budget and on schedule

- Responsible for the discussion boards’ conception and policies.

Ms. Shoua will be responsible for:

- Preparing and updating our website

- Financing activities

- Setting up a Google Adwords account

- Promote and executing our marketing plan

DESCRIPTION OF PROPERTY

We do not own interests in any real property. We currently maintain offices at 153 W. Lake Mead Pkwy #153, Henderson, NV 89015. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future. Our officers/directors do not work from this location.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position

Mr. Omri Morchi	27	President, and Director

Ms. Eden Shoua	24	Treasurer, Secretary and Director

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Mr. Omri Morchi

Mr. Morchi is our President and director and has served in these capacities since June 15, 2010.

Education: high school

Bachelor of Business Administration - Human Resource Management & Leadership - university of Haifa Israel

Work Experience:

Office Temp - Office Team & Randstad (Current)

Receptionist/Admin Assistant - Israel Government

Past employment opportunities have allowed him to become familiar working in an office where he performed such tasks as:

• Performing general admin duties including, but not limited to: greeting clients/job candidates; answering general inquiries; photocopying; faxing; utilizing couriers; and coordinating meetings using Microsoft Outlook (3.5 years)

• Preparing and reviewing written documents (Microsoft Word), including: proofreading and editing written information to ensure accuracy and completeness while tracking correspondence (1.5 years);

• Coding invoices, processing expense and credit card receipts (6 months); and

• Creating and inputting data into Microsoft Excel spreadsheets and other database systems (6 months)

Relevant Course Work:

• Technical English (this course develops knowledge, skills processes, strategies, attitudes, and behaviours relevant to the world of academic, technical, and professional reading, writing, speaking, and listening )

• Business Communications (skill development in public speaking, correspondence, and report writing for business)

• Business Info Technology (introduction to Microsoft Word, Excel, Access, Outlook and PowerPoint)

• Business Information Systems (the classification, development, management, control and analysis of information are surveyed using Microsoft Excel, Access and PowerPoint)

• Financial Accounting (complete all the steps of the accounting cycle culminating in the preparation and analysis of financial statements and a manual bookkeeping practice set)

• Managerial Accounting (devoted to managerial analysis and decision-making, special purpose reports for management, variable costing and the contribution approach, and budgeting)

Ms. Eden Shoua

Mr. Shoua is Our Treasurer, Secretary and director, and has served on our Board of Directors since June 15, 2010.

Between the years of 2006- 2010 Eden took a few courses online marketing and sales in the college named Marketwise The heart of marketing consists of a sequence of activities : identifying customer needs, developing goods and services to satisfy those needs, communicating information about products to potential customers, and distributing the products to customers.

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In 2006 Eden finished high school in marketing and sales since then till today she is providing her marketing skills and leadership training to organizations, including manufacturing firms, service firms, retailers, wholesalers, advertising agencies, the communications media, and government agencies include sales, advertising, retailing, brand management, logistics management, market research, purchasing management and more.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. Omri Morchi and Eden Shoua. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2012 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at  December 31, 2012 .

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about August 29, 2012, Mr. Morchi and Ms. Shoua each subscribed to 4,000,000 shares at $0.003 per share.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Mr. Morchi and Ms. Shoua are our only promoters as defined in Rule 405 of Regulation C due to their participation in and management of the business since our incorporation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 12, 2012 for:

·	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

·	each of our executive officers;

·	each of our directors; and

·	all of our executive officers and directors as a group.

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We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o JobLocationMap Inc., 153 W. Lake Mead Pkwy #2240, Henderson, NV 89015.

The percentage ownership information shown in the table below is calculated based on 8,000,000 shares of our common stock issued and outstanding as of November 15, 2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	Mr. Omri Morchi, President and Director	4,000,000	50.00%

Common Stock	Ms. Eden Shoua, Treasurer, Secretary and Director	4,000,000	50.00%

All officers and directors as a group (2 persons)		8,000,000	100.00%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The Company is a shell company as set forth in Rule 405 of Regulation C under the Securities Act of 1933. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

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The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Managed by Our Officers and Directors

We are offering up to a maximum of 1,500,000 (the “Maximum Offering”) shares of common stock in an all or nothing offering. The offering price is $0.04 per share. The Offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Maximum Offering. There are no specific events which might trigger our decision to terminate the Offering. Funds from this offering will be placed in a separate account and not available for use until the full offering is sold.

Sale of Shares in this Offering

If we are unable to raise sufficient funds to effectuate our business plan, we will attempt to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional funds and there is no assurance that we would be able to raise additional funds in the future. If we need additional funds and are not successful, we will have to suspend or cease operations. Funds from this offering will be placed in a separate account and not available for use until the full offering is sold. Funds will be held in escrow by Thomas Puzzo, Esq. until the offering is filled or terminates. Subscriptions will be accepted only upon receipt and acceptance of a signed subscription agreement and payment on or prior to the last day of our offering period or extended offering period.

Our officers and directors will manage the sale of the Shares in this Offering. The officers and directors will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The funds will be placed in a separate account and not available for use until the full offering is sold. The President of the company will be the sole individual charged with making the determinations that all of the shares are considered “sold” for purposes of the all-or-none offering. The funds will not be held in an escrow trust or similar account and that the investors must therefore trust only in the company to safeguard their investments pending the filling of the offering.

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Each of our officers and directors satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.	they are not being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	they are not, at the time of their participation, an associated person of a broker- dealer; and
4.	they meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.

Procedures for Subscribing

If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "JobLocationMap Inc." All subscribers will be notified via US mail within 5 days of the discontinuance, termination or extension of the offering. In the event that the subscription funds are to be returned, a check to the investor shall be included in this communication.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share of which none are outstanding.

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The holders of our common stock:

·	Have equal rateable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

·	Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

·	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of November 15, 2013, there were 8,000,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer, Inc. 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121, (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities. The Company is a Shell corporation and as such holders of the Company’s shares will not be eligible to sell such shares under Rule 144 for a period of 1 year from the date the Company files Form 10 information.

Upon completion of this Offering, based on our outstanding shares as of November 15, 2013, we will have outstanding an aggregate of 9,500,000 shares of common stock outstanding, assuming that the Maximum Offering is subscribed to. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

The remaining 8,000,000 restricted shares of common stock to be outstanding are owned by our executive officers and directors, known as our “affiliates.”  As such, the remaining shares of common stock may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 65,000 in the event that the Maximum Offering is subscribed under this Offering) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the sale), subject to the continued availability of current public information about us and compliance with certain manner of sale provisions.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.  Our address for service of process in Nevada is 5348 Vegas Dr. Las Vegas, NV 89108 USA, Tel: (888) 284-3821

LEGAL REPRESENTATION

Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., will pass upon the validity of the common stock offered hereby.

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EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Weinberg & Baer LLC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were incorporated under the laws of the state of Nevada on June 15, 2010 and are engaged in the development visual job search service that will put together job seekers and employers, JobLocationMap.com.  Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide job seekers and employers with a platform to share their a valid address and contact information to be shown as a pin on our provided map, manage their their job description or their resume, and interact with a community of Job searcher and employers from around the world.

Our business offices are currently located at 153 W. Lake Mead Pkwy #2240, Henderson, NV 89015.   Our telephone number is 1-702-586-1138. We have a website located at www.JobLocationMap.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

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From our inception on June 15, 2010 to the present date, we have focused on organizational matters.  Since Aug 2012 we have been developing our social networking website for JobLoactionMap searchers, www.JobLocationMap.com. Our website is currently in the development stage.  We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.

We have two executive officers, Mr. Omri Morchi and Ms. Eden Shoua, who also serve as our directors.  Both Mr. Morchi and Ms. Shoua, reside in Israel.  Mr. Morchi, our President and director, is a professional job hunter with more than 5 years of experience as a Job hunter working at the AllJobs, the fourth largest Jobs website in Israel. Ms. Eden, our Secretary, Treasurer, and director, has 5 years of general business management, marketing, and logistics experience working in the public education sector.

From June 15, 2010 (inception) to September 30, 2013, we have incurred accumulated net losses of $11,650. As of September 30, 2013, we had $14,600 in current assets and current liabilities of $2,250. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues at least until we have completed and launched our website.

Plan of Operations

Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to:

·	build the brand recognition of JobLocationMap;

·	complete the development of our website;

·	create interest in our website; and

·	to establish our website as a one-stop-shop.

Our goals over the next 12 months (beginning upon completion of this Offering) are to:

·	drive traffic to our website through marketing efforts,

·	set up a Google Ads account and place ads on our website; and

·	integrate Facebook and Twitter with our website.

These business objectives and goals are described in detail in the section titled "Milestones".

Our ability to achieve our business objectives and goals is entirely dependent upon the amount of shares sold in this Offering.

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If we are not able to sell all of the shares of our common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada.. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling 1,500,000 shares of common stock we plan to execute our business plan and pursue our business objectives and goals. We will spend $5,000 on marketing and advertising during the 12 months preceding the completion of this offering and will have no working capital available.

Our management does not anticipate the need to hire employees currently.  However, it requires retaining the services of outside consultants to complete the development of our website.

The realization of sales revenues in the next 12 months is important in the execution of our plan of operations. However, we cannot guarantee that we will generate such revenue. If we do not produce sufficient cash flow over the next 12 months, we may need to raise additional capital by issuing additional shares of common stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.”

Activities to Date

We were incorporated in the State of Nevada on June 15, 2010.  We are a development stage company.  From our inception to date, we have not generated any revenues and our operations have been limited to organizational matters related to the development of our business and our related to becoming a public company. Since August 2012 we have been developing a social networking website that caters to job searchers. Our website is currently under development.  We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan.

Since our inception we have not made any purchases or sales, and we have not been involved in any mergers, acquisitions or consolidations.  However, our management is of the opinion that:

·	The market is ready for the type of service we propose;
·	The technological challenges we expect to face are surmountable; and
·	The cost of implementation and delivery of our proposed service is modest for a company of our size.

Our management has already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company.

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Expenditures

The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

If 100% of Shares Sold

SHARES SOLD	1,500,000

NET PROCEEDS	47,500

EXPENDITURES*
Public Reporting Expenses	9,000
Software	6,000
Graphic Designer (revamping website)	1,250
Corporate identity design	1,250
Marketing collateral	700
Website Hosting	600
Marketing & Advertising	10,000
Facebook, Twitter and Translation	3,000
Office Equipment	700
Working Capital	$15,000

As of September 30, 2013 Cash in hand	8,100

Milestones

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted assuming that we were able to sell a all 1,500,000 shares of our common stock.

Months 1 to 6 Following Completion of this Offering

Main Objectives:

·	Hire a freelancer graphic designer;

·	Identify and hire a freelance software developer to develop our system;

·	Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and

·	Set up Google AdSense account.

Upon the sale of 1,500,000 shares we will immediately begin to interview one or more software developer companies and freelancer graphic designers in Israel, we have yet to identify potential candidates. We plan to retain the services of the software developer and freelance graphic designer by the end of the first month. During month 2, we will work with the software developer on the specifications of the website. During months 3 and 4 we expect the software developer to develop and integrate it with our website. During month 5 we will test the system and correct any issues with it. We have budgeted $6,000 for the contractor, which we believe will be sufficient to develop and integrate the management system with our website. Our management intends to oversee and participate in the software development process.

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During month 2 the freelance graphic designer will design our corporate identity package and marketing materials. We expect that our graphic designer will complete developing our corporate identity package (including logos, business cards, letterhead, stationary, email forms, etc.) by the end of month 3 at a cost of $1,250. Once completed, we intend for the designer to proceed with the revamping of our web site at a cost of $1,250. This task will be completed by the end of month 4. We expect to concurrently proceed with the printing of business cards, letterhead and envelopes at an anticipated cost of $700.

During month 5, we plan to set up an account with Google Adsense service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on their ad by our subscriber visiting our site.

Once the development of the website has been completed, we will publicly announce the launch of our new website. At this point in time our website would be complete and we would be in a position to generate revenue.  However, there can be no assurance that we will be able to raise the funds required to undertake this business development.

Months 6 to 12 Following Completion of this Offering

Main Objectives:

·	Integrate Facebook and Twitter with our website to allow users from other social networks to sign-in to our website;

·	Add language translation to our website, to allow foreign visitors to join our website;

·	Set up a Google Adwords account and campaign;

·	Promote and execute our marketing plan for our website; and

During the following six months we will focus our efforts on driving traffic to our website and executing of our marketing plan. Our Secretary, Treasurer and Director, Mr. Benita, will undertake implementing our marketing plan.  Our major focus during this time will be on online advertising campaign using Google Adwords to drive traffic to our website. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google Adwords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign. For the Adwords campaign we budgeted  $10,000 if we sell 1,500,000 of our common stock in this offering.

In addition we plan to retain the services of a freelance software developer to integrate Facebook and Twitter with our website, and to add language translation capabilities to our website. We are budgeting $3,000 for the development of these features and expect this development to be complete by the end of month 10

We believe that we can achieve revenues by becoming a one-stop-shop for job seekers once the above development is achieved. We believe that by providing parts of our website for free we will attract members, once members develop online communities where they share expertise and experiences on our website they will have the option to also manage their job search for a fee which will generate us revenues. We expect a big portion of or revenues to come from the sale of the job notices, if for any reason we are unable to offer this feature our business will be materially and adversely impacted.

Although there can be no assurance at the present time, we expect our website to be ready for public launch within 6 months following completion of this Offering and to start generating revenues 4 within 4 to 6 months  following launch.

Results of Operations

During the period from June 15, 2010 (date of inception) through September 30, 2013, we incurred a cumulative net loss of $11,650.  Our cumulative net loss consists entirely of organizational cost and general and administrative expenses incurred since our inception.  From June 15, 2010 (date of inception) to September 30, 2013, we incurred total expense of $11,650 consisting of $4,800 in general and administrative expenses and $6,850 in professional fees.

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Since our incorporation, we have sold 8,000,000 shares of common stock to Omri Morchi and Eden Shoua for total gross proceeds of $24,000.

We expect that our expenses will increase in the coming months as a result of an increase in operations as well as legal and accounting expenses associated with becoming a reporting company.  We have budgeted that these expenses will be approximately $9,000 for the next 12 months.  We will need to raise additional funds to be able to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing.  If we are not able to raise the required financing, we will not be able to develop our business plan.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the period from June 15, 2010 (date of inception) through September 30, 2013. We believe that we will be able to commence the marketing of our website immediately following the public launch of our completed website, which we anticipate will be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. We expect to begin generating revenues within the six months following the public launch of our website.

Liquidity and Capital Resources

At September 30, 2013, we had total current assets of $14,600, total current liabilities of $2,250.  This compares to our total current assets of $20,500, total current liabilities of $0 as of December 31, 2012.

Deferred offering costs of approximately $6,500 consist principally of legal fees incurred through the date of the Offering.  These costs were charged to capital upon the completion of the Offering.

Historically, we have financed our cash flow and operations from the sale of stock and advances from our director.  Net cash provided by financing activities was $24,000 from June 15, 2010 (date of inception) to September 30, 2013.

In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period (beginning upon completion of this Offering) is between $27,500 and $47,500, which is the amount we expect to raise from the sale of our shares in this Offering.  These estimated expenditures are described in detail above under the heading “Expenditures.”  The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by December 31, 2013 provided we do not have any unanticipated expenses. Our estimate of needed capital is computed without taking into account any revenues from future operations, which are not assured.  Although there can be no assurance at present, we anticipate to be in a position to generate revenues beginning approximately 4 to 6 months following the launch of our website or approximately within 10 to 12 months from the successful completion of this Offering.

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We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  If we are not able to raise any funds in this Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all.  We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Nevada.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Going Concern

We have incurred net losses of $11,650 from our inception on June 15, 2010 to September 30, 2013 and have completed only the preliminary stages of our business plan.  We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability.  Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain.  Accordingly, our financial statements for the period ended December 31, 2012 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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JOBLOCATIONMAP, INC.

  (A DEVELOPMENT STAGE COMPANY)

F-1

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of JobLocationMap Inc.:

We have audited the accompanying balance sheets of JobLocationMap Inc. (a Nevada corporation in the development stage) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011 and from inception (June 15, 2010) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JobLocationMap Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011 and from inception (June 15, 2010) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as December 31, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

April 25, 2013

F-2

JobLocationMap, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31	December 31,
	2012	2011
ASSETS

Current assets
Cash	$14,000	0
Deferred Offering Costs	6,500
Total current assets	20,500	0

Total assets	$20,500	0

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable	$—	0
Total liabilities (All Current)	—	0

Stockholders' (Deficit) Equity
Preferred Stock: $0.0001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012.
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of Dec. 31, 2012	800	0
Additional paid in capital	23,200	0
Deficit accumulated during the development stage	(3,500)	0
Total stockholders' (deficit) equity	20,500	0

Total liabilities and stockholders' (deficit) equity	$20,500	0

See accompanying notes to financial statements

F-3

JobLocationMap, Inc.
(A Development Stage Enterprise)
Statement of Operations

	For the Year ended	For the Year ended	From Inception through
	December 31,	December 31,	December 31,
	2012	2011	2012

Revenue	$—	$—	$—

Expenses
General and administrative	2,750	—	2,750

Professional fees	750	—	750
Total expenses	3,500	—	3,500

Net loss	(3,500)	$—	$(3,500)

Basic and diluted loss per common share	$0	$0

Weighted average shares outstanding	2,739,726	0

See accompanying notes to financial statements

F-4

JobLocationMap, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In	Accumulated Deficit	Total
	Shares	Amount	Capital
Balance, June 15, 2010 (inception)	—	$—	$—	$—	$—

Balance, December 31, 2010	—	—	—	—	—
Balance, December 31, 2011	—	—	—	—	—
Common stock issued for cash	8,000,000	800	23,200	—	24,000

Net Loss	—	—	—	(3,500)	(3,500)
Balance, December 31, 2012	8,000,000	800	23,200	(3,500)	20,500

See accompanying notes to financial statements

F-5

JobLocationMap, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the year	For the year	From Inception
	ended	ended	through
	December 31,	December 31,	December 31,
	2012	2011	2012
Cash flows from operating activities
Net loss	$(3,500)	—	$(3500)

Adjustments to reconcile net income to net
cash used by operating activities
Deferred Offering Costs	(6,500)		(6,500)
Accounts payable	—	—	—
Net cash used in operating activities	(10,000)	—	(10,000)

Cash flows from investing activities	—	—	—

Cash flows from financing activities
Proceeds from sale of stock	24,000	—	24,000
Net cash provided by financing activities	24,000	—	24,000

Net change in cash	14,000	—	14,000

Cash at beginning of period	—	—	—

Cash at end of period	$14,000	—	$14,000

Supplemental cash flow Information:
Cash paid for interest	$—	—	$—

Cash paid for income taxes	$—	—	$—

F-6

JOBLOCATIONMAP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from June 15, 2010 to December 31, 2012

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of JobLocationMap, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

JobLocationMap, Inc. (the Company) was incorporated in the State of Nevada on June 15, 2010. JobLocationMap, Inc. is a development stage company with the principal business objective of developing and marking an online map application.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

F-7

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no revenue to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on JobLocationMap, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. JobLocationMap, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

F-8

Capital Stock

The Company has authorized One Hundred million (100,000,000) shares of common stock with a par value of $0.0001 and Fifty Million (50,000,000) shares of common stock with a par value of $0.0001. Currently, there were Eight Million Thousand (8,000,000) shares of common stock have been issued and outstanding as of December 31, 2012.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On or about August 29, 2012, Omri Morchi and Eden Shoua each purchased 4,000,000 common shares of the company’s common stock for $12,000 each or $0.003 per share.

NOTE D – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after December 31, 2012 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended December 31, 2012.

F-9

JOBLOCATIONMAP INC

(A Development Stage Company)

INDEX TO UNAUDITED FINANCIAL STATEMENT

Unaudited Balance Sheets at September 30, 2013 and December 31, 2012	F-11

Unaudited Statements of Operations for the three and nine month periods ended September 30, 2013 and 2012 and for the period from inception, June 15, 2010 through September 30, 2013	F-12

Unaudited Statements of Stockholders’ Deficit for the period from inception, June 15, 2010 through September 30, 2013	F-13

Unaudited Statements of Cash Flows for the nine month periods ended September 30, 2013 and 2012 and for the period from inception June 15, 2010, through September 30, 2013	F-14

Notes to Financial Statements	F-15

F-10

JOBLOCATIONMAP, INC.
(A Development Stage Company)
Balance Sheet (Unaudited)
September 30, 2013 and December 31, 2012

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$8,100	$14,000
Deferred Offering Costs	6,500	6,500

Total current assets	14,600	20,500

Total assets	$14,600	$20,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$2,250	$—

Total current liabilities	2,250	—

Stockholders' Equity (Deficit)
Preferred stock: $0.0001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2013 and December 31, 2012	—	—
Common stock: $0.0001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012	800	800
Additional paid-in capital	23,200	23,200
Deficit accumulated during the development stage	(11,650)	(3,500)

Total stockholders’ equity (deficit)	12,350	20,500

Total liabilities and stockholders’ equity (Deficit_	$14,600	$20,500

See accompanying notes to financial statements

F-11

JOBLOCATIONMAP, INC.
(A Development Stage Company)
Statement Of Operations (Unaudited)
For the three and nine months ended September 30, 2013 and 2012
For the periods from June 15, 2010 (Inception) to September 30, 2013

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Cumulative From June 15, 2010 (Inception) to September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$—	—	—	—	—

Expenses
General administrative	950	—	2,050	—	4,800
Professional fees	1,800	750	6,100	750	6,850

Total expenses	2,750	750	8,150	750	11,650

Net income (loss)	$(2,750)	$(750)	$(8,150)	$(750)	$(11,650)

Basic and diluted loss per common share	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	8,000,000	2,869,565	8,000,000	967,033

F-12

JOBLOCATIONMAP, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit) (Unaudited)
For the periods from Inception (June 15, 2010) to September 30, 2013

				Deficit Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)
Balance at June 15, 2010	—	$—	$—	$—	$—

Balance at December 31, 2010	—	—	—	—	—

Balance at December 31, 2011	—	—	—	—	—

Common stock issued to founders @ 0.003 per share	8,000,000	800	23,200	—	24,000

Net Income (loss) for the year ended December 31, 2012	—	—	—	(3,500)	(3,500)

Balance at December 31, 2012	8,000,000	800	23,200	(3,500)	20,500

Net income (loss) for the nine months ended September 30, 2013	—	—	—	(8,150)	(8,150)

Balance at September 30, 2013	8,000,000	$800	$23,200	$(11,650)	$12,350

The accompanying notes are an integral part of these financial statements.

F-13

JOBLOCATIONMAP, INC. (A Development Stage Company)
Statement Of Cash Flows (Unaudited)
For the nine months ended September 30, 2013 and 2012
For the periods from June 15, 2010 (Inception) to September 30, 2013

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Cumulative From June 15, 2010 (Inception) to September 30, 2013
Cash flow from operating activities
Net loss	$(8,150)	$(750)	$(11,650)
Adjustments to reconcile net income to net cash
used by operating activities
Deferred offering costs	—	—	(6,500)

Changes in Operated Assets and Liabilities:
Increase (Decrease) in accounts payable	2,250	—	2,250

Net cash used in operating activities	$(5,900)	$(750)	$(15,900)

Cash flows from investing activities	$—	$—	$—

Cash flow from financing activities
Proceeds from sale of stock	—	24,000	24,000

Net cash provided by financing activities	$—	$24,000	$24,000

Net increase/(decrease) in cash	(5,900)	23,250	8,100

Cash at beginning of period	14,000	—	—

Cash at end of period	$8,100	$23,250	$8,100

Supplemental cash flow information:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

See accompanying notes to financial statements

F-14

JOBLOCATIONMAP, INC.

(A Development Stage Company)

UNAUDITED NOTES TO FINANCIAL STATEMENTS

September 30, 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of JobLocationMap, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

JobLocationMap, Inc. (the Company) was incorporated in the State of Nevada on June 15, 2010. JobLocationMap, Inc. is a development stage company with the principal business objective of developing and marking an online map application.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

F-15

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no revenue to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties acquired and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on JobLocationMap, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. JobLocationMap, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

F-16

Capital Stock

The Company has authorized One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001 and Fifty Million (50,000,000) shares of preferred stock with a par value of $0.0001. Currently, there were Eight Million (8,000,000) shares of common stock have been issued and outstanding as of September 30, 2013.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On or about August 29, 2012, Related Party Directors, Omri Morchi and Eden Shoua each purchased 4,000,000 common shares of the company’s common stock for $12,000 each or $0.003 per share.

F-17

NOTE D – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after September 30, 2013 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended September 30, 2013.

F-18

Until ________, 2013 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

JOBLOCATIONMAP INC.

Maximum of 1,500,000

 Shares

 of

 Common Stock

PROSPECTUS

____________________, 2013

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount

Securities and Exchange Commission registration fee	$4.28
Legal fees and expenses (1)	$10,000
Edgar filing, printing and engraving fees (1)	$2,495.72
Total	$12,500

(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a wilful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) wilful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On August 29, 2012, we issued 4,000,000 shares of the Company’s common stock to Omri Morchi, our President and Director, for a purchase price of $0.003 per share, or for aggregate proceeds of $12,000.

On August 29, 2012, we issued 4,000,000 shares of the Company’s common stock to Eden Shoua, our Treasurer, Secretary and Director, for a purchase price of $0.003 per share, or for aggregate proceeds of $12,000.

40

We believe that the issuances of the securities set forth above were exempt from registration as offerings completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believed that this exemption from registration was available for each transaction because each purchaser represented to us, among other things, that he was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, he had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that he was sophisticated and was able to bear the risk of loss of his entire investment.  Further, appropriate legends were affixed to the certificates for the securities issued in such transactions and we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

5.1	Legal Opinion of Harold P. Gewerter, Esq.

23.1	Consent of Weinberg & Baer LLC

23.2	Consent of Harold P. Gewerter, Esq. (incorporated in Exhibit 5.1)
99.1	Form of Subscription Agreement to be entered into in connection with this offering.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

41

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser .

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

42

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1 to be signed n its behalf by the undersigned, thereunto duly authorized, in Israel, on  November 29, 2013.

JOBLOCATIONMAP INC.
****

By:	/s/ Omri Morchi
Name:	Omri Morchi
Title:	President and Director (Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Omri Morchi	President and Director (Principal executive officer)	November 29, 2013
Omri Morchi

/s/ Eden Shoua	Secretary, Treasurer and Director	November 29, 2013
Eden Shoua	(Principal accounting officer and principal financial officer)

43